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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 27, 2016

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11770 W. President Drive, Ste. F, Boise, Idaho	83713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-14)

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Item 8.01 Other Events

On October 25, 2016, the Company filed a Motion for Partial Summary Judgement in the Fourth District Court, State of Idaho, in the matter of a previously announced Complaint, Case No. CV OC 1510506 (the “Lawsuit”), regarding Idaho State Gold Co. II (ISGC II or ISGC), LLC, an Idaho limited liability company; and, Owyhee Gold Territory, LLC (OGT), an Idaho limited liability company v. Thunder Mountain Gold, Inc. a Nevada corporation, et al.  The Complaint also named South Mountain Mines, Inc. (SMMI) and Thunder Mountain Resources, both of which are wholly-owned subsidiaries of  the Company.

Specifically, by this Motion, the Company requested that the Court dismiss ISGC II’s claims for equity in OGT; dismissing ISGC`s claim for vesting of Units in OGT; dismissing ISGC II’s claim for other equitable relief. The Company also believes that ISGC is contractually bound by the OGT Operating Agreement, dated November 8, 2012.  Accordingly, the Company has moved for the Court to dismiss ISGC II’s equitable claims.

Item 9.01   Exhibits

(d)

Exhibits

99.1

Defendants Motion for Partial Summary Judgment

99.2

Memorandum in Support of Defendants Motion for Partial Summary Judgment

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ Eric T. Jones

  -------------------------------------------------

Eric T. Jones

President, Director and Chief Executive Officer

Date:  October 27, 2016

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